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                                                                   EXHIBIT 10.11

                           RESTRICTED STOCK AGREEMENT

         This Agreement is made as of the 1st day of January, 2002, between SIFCO INDUSTRIES, INC. (the "Company") and _________________________ ("Employee").

         1.       Grant.

                  (a) Shares. Pursuant to the Company's Key Employee Share Ownership Program, the Employee has been granted the right to receive _________ ________________________ of the Company's common shares, subject to the restrictions set forth in this Agreement (the "Shares"). Title to the Shares will vest in the Employee in the number and as of the dates set forth below:

                           Date                   Number of Shares

                  (b) Issuance of and Dividends on Shares. Certificates for the Shares will be issued as soon as practicable after title to the Shares vests with the Employee. The Shares will be legended certificates, subject to the limitations set forth in paragraph 3 below. Prior to vesting of the Shares, the Employee will not be entitled to dividends or voting rights with respect to such Shares.

         2. Forfeiture. In the event of the termination of the Employee's employment with the Company or its subsidiaries for any reason, the Employee shall forfeit the right to receive all Shares that have not yet vested under the program as of the date of the termination.

         3. Securities Laws. The issuance of all Shares provided for herein have not been registered under the Securities Act of 1933. The Employee understands that the Shares are "restricted securities" as defined in Rule 144 of the Act and that any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144 of the Act or other applicable rules and regulations thereunder. The Company will place on the certificates evidencing the Shares an appropriate legend reflecting the foregoing and may refuse to permit transfer of such certificates until it has been furnished with satisfactory evidence of no violation of the Act or the rules and regulations thereunder.

         4. Assignment. This grant may not be assigned, transferred, pledged or hypothecated and shall not be assignable by operation of law.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Employee has executed this Agreement all as of the date first written above.

                                         SIFCO INDUSTRIES, INC.

                                         By ____________________________________

                                         _______________________________________
                                         EMPLOYEE

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